                                                                  Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of ContiSecurities Asset Funding Corp. relating to ContiMortgage Home Equity Loan Trust 1999-2, of our report dated February 3, 1998, on our audits of the consolidation financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                                /s/ PricewaterhouseCoopers LLP
                                                --------------------------------
                                                PricewaterhouseCoopers LLP

                                                                March 22, 1999